EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-2 No. _________) and related Prospectus of Crdentia Corp. for the registration of 35,336,340 shares of its common stock and to the incorporation by reference therein of our report dated March 29, 2005, with respect to the consolidated financial statements of Crdentia Corp. included in its Form 10-KSB for the year ended December 31, 2004, filed with the Securities and Exchange Commission.

/s/ KBA Group LLP

KBA Group LLP
Dallas, Texas

May 27, 2005